Exhibit (a)(1)(B)

TAYLOR CAPITAL GROUP, INC.

LETTER OF TRANSMITTAL

Offer To Exchange

Shares of Common Stock

For Any and All

Outstanding Shares of

8% Non-Cumulative Convertible Perpetual Preferred Stock, Series A

(CUSIP No. 876851304)

Pursuant to the Offer to Exchange dated April 13, 2010

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 4:00 P.M., CHICAGO TIME, ON MAY 12, 2010, UNLESS THE OFFER IS EXTENDED BY US (SUCH DATE AND TIME, AS THE OFFER MAY BE EXTENDED, THE “EXPIRATION DATE”). TENDERS MAY NOT BE WITHDRAWN AFTER THE SHARES OF SERIES A PREFERRED STOCK HAVE BEEN ACCEPTED FOR EXCHANGE.

The Exchange Agent for the Exchange Offer is:

Wilmington Trust Company

Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington DE 19890-1626

Attn: Corporate Trust Reorg

Fax: 302/636-4139

Confirm By Telephone:

302/636-6181

ALL TENDERING HOLDERS ARE REQUIRED TO

COMPLETE THE BLANKS AND BOX BELOW:

Name(s) and Address(es) of Holder(s) of Series A Preferred Stock	Certificate Number	Number of Shares of Series A Preferred Stock Held

☐	I HEREBY (A) ELECT TO EXCHANGE THE ABOVE STATED AMOUNT OF SHARES OF THE COMPANY’S SERIES A PREFERRED STOCK HELD IN MY NAME FOR SHARES OF THE COMPANY’S COMMON STOCK, PURSUANT TO THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO EXCHANGE AND THIS LETTER OF TRANSMITTAL AND (B) CONSENT TO THE AMENDMENT OF THE COMPANY’S THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AS SET FORTH BELOW.

Ladies and Gentlemen:

The undersigned hereby acknowledges receipt of the Offer to Exchange, dated April 13, 2010 (the “Offer to Exchange”), of Taylor Capital Group, Inc., a Delaware corporation (the “Company” or “TAYC”), and this Letter of Transmittal (the “Letter of Transmittal”), which together describe the Company’s offer (the “Exchange Offer”) to exchange shares of the Company’s common stock, par value $0.01 per share (the “common stock”), for any and all validly tendered and accepted shares of our outstanding 8% Non-Cumulative Convertible Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”).

As of April 9, 2010, there were 11,076,197 shares of the Company’s common stock outstanding out of a total of 45,000,000 authorized by our Third Amended and Restated Certificate of Incorporation. Assuming full participation in the Exchange Offer, the holders of such shares of Series A Preferred Stock would receive, in the aggregate, 7,200,000 shares of common stock of the Company upon conversion. The Exchange Offer is subject to a minimum condition of greater than 1,200,000 shares of Series A Preferred Stock being tendered for conversion pursuant to the Exchange Offer.

The Company reserves the right, at any time or from time to time, to extend the Exchange Offer at its discretion, in which event the term “Expiration Date” shall mean the latest date to which the Exchange Offer is extended. The Company shall give notice of any extension by giving written notice to the Exchange Agent and by making a public announcement by press release prior to 8:00 a.m., Chicago time, on the next business day following the previously scheduled expiration date. The term “business day” shall mean any day that is not a Saturday, Sunday or a day on which banks in Delaware are authorized by law or executive order to be closed.

Upon the terms and subject to the conditions of the offer, the undersigned hereby tenders to the Company the above-described stated number of shares of Series A Preferred Stock. Subject to and effective upon the acceptance for exchange of, and exchange of, shares of Series A Preferred Stock tendered herewith, the undersigned hereby (1) irrevocably tenders, sells, assigns and transfers to the Company all right, title and interest in and to all such shares of Series A Preferred Stock as are being tendered herewith and (2) irrevocably appoints the Exchange Agent as its agent and attorney-in-fact (with full knowledge that the Exchange Agent is also acting as agent of the Company with respect to the tendered shares of Series A Preferred Stock with full power coupled with an interest) to (a) deliver certificates representing the shares of Series A Preferred Stock to or upon the Company’s order, (b) present the shares of Series A Preferred Stock for transfer on the relevant security register, and (c) receive all benefits or otherwise exercise all rights of beneficial ownership of the shares of Series A Preferred Stock, all in accordance with the terms and conditions of the offer as described in the Offer to Exchange.

Subject to applicable regulations of the Securities and Exchange Commission, if, for any reason whatsoever, acceptance for exchange of, or exchange of, any shares of Series A Preferred Stock tendered pursuant to the offer is delayed (whether before or after the Company’s acceptance for exchange of, or exchange of, shares of Series A Preferred Stock) or the Company extends the offer or is unable to accept for exchange or exchange the shares of Series A Preferred Stock tendered pursuant to the offer, the Company may instruct the Exchange Agent to retain tendered shares of Series A Preferred Stock, and those shares of Series A Preferred Stock may not be withdrawn, except to the extent that you are entitled to the withdrawal rights set forth in the Offer to Exchange. If you have tendered shares of Series A Preferred Stock, you may withdraw such shares of Series A Preferred Stock prior to the expiration date by delivering a written notice of withdrawal subject to the limitations and requirements described in “The Exchange Offer—Withdrawal of Tenders” in the Offer to Exchange.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the shares of Series A Preferred Stock tendered hereby and to acquire the offer consideration issuable upon the exchange of such tendered shares of Series A Preferred Stock, and that, when the shares of Series A Preferred Stock are accepted for exchange, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, and that the shares of Series A Preferred Stock tendered hereby are not subject to any adverse claims or proxies. The undersigned will, upon request, execute and deliver any additional documents deemed by the Company or the Exchange Agent to be necessary or desirable to complete the sale, assignment and transfer of the shares of Series A Preferred Stock tendered hereby. The undersigned has read the Offer to Exchange and agrees to all of the terms and conditions of the offer.

The undersigned understands that tenders of shares of Series A Preferred Stock pursuant to any one of the procedures described in the Offer to Exchange under the heading “The Exchange Offer—Procedures for Tendering Shares of Series A Preferred Stock” and in the instructions herein will, upon the Company’s acceptance for exchange of such tendered shares of Series A Preferred Stock, constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the offer.

The offer is subject to certain conditions described in the section of the Offer to Exchange entitled “The Exchange Offer—Conditions to the Exchange Offer.”

The undersigned understands that the delivery and surrender of the shares of Series A Preferred Stock is not effective, and the risk of loss of the shares of Series A Preferred Stock does not pass to the Exchange Agent, until receipt by the Exchange Agent of this letter of transmittal (or a manually signed facsimile hereof) properly completed and duly executed, together with all accompanying evidences of authority and any other required documents in form satisfactory to the Company. All questions as to the form of all documents and the validity (including the time of receipt) and acceptance of tenders and withdrawals of shares of Series A Preferred Stock will be determined by the Company, in its sole discretion, which determination shall be final and binding.

The name(s) and address(es) of the registered holder(s) of the shares of Series A Preferred Stock tendered hereby should be printed above, if they are not already set forth above, as they appear on the certificates representing such shares of Series A Preferred Stock. The certificate number(s) and the shares of Series A Preferred Stock that the undersigned wishes to tender should be indicated in the appropriate box(es) above.

The offer consideration will be issued in the name of and delivered to the acting holder of the shares of Series A Preferred Stock.

All authority herein conferred or agreed to be conferred in this letter of transmittal shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, legal representatives, successors and assigns of the undersigned.

CONSENT TO AMENDMENT PROPOSAL

Pursuant to the Company’s Third Amended and Restated Certificate of Incorporation the (“Charter”), each share of Series A Preferred Stock is convertible into 2.5 shares of the Company’s common stock, based on a conversion price of $10 per share of common stock. Such conversion can be made, at any time, at the option of the holder. In addition, pursuant to the current definition of “Mandatory Conversion Event” in the Company’s Charter, such conversion must be made upon the earliest to occur of (a) September 28, 2013, and (b) the first date following the date on which dividends cease to be payable on the shares of Series A Preferred Stock in accordance with the Charter and the outstanding shares of Series A Preferred Stock represent less than 10% of the total combined voting power of all outstanding shares of our capital stock.

In connection with the Exchange Offer, the undersigned hereby consents and agrees to amend the Charter as follows:

“Mandatory Conversion Event” means the earlier to occur of the following dates:

(i)	the Fifth Anniversary Date;

(ii)	the first date after a Dividend Conversion Date has occurred on which the outstanding shares of Series A Preferred represent less than 10% of the Total Voting Power of Company; and

(iii)	the date upon which less than 1,200,000 shares of Series A Preferred are issued and outstanding (subject to anti-dilution adjustment for stock splits, stock dividends and the like with respect to the shares of Series A Preferred).

As a result of the foregoing amendment, all outstanding shares of Series A Preferred Stock would be converted upon the date when less than 1,200,000 shares of Series A Preferred Stock remain outstanding. Accordingly, if the Exchange Offer is completed and less than 1,200,000 shares of Series A Preferred Stock remain outstanding, then, as a result of the foregoing amendment, any remaining shares of Series A Preferred Stock not tendered in connection with the Exchange Offer will be converted into 2.5 shares of our common stock immediately following the Annual Meeting.

PLEASE SIGN HERE AND COMPLETE FORM W-9

This Letter of Transmittal and the enclosed Form W-9 must be signed by the holder(s) of shares of Series A Preferred Stock tendering their shares in the exchange offer exactly as their name(s) appear(s) on the certificates representing such shares of Series A Preferred Stock. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must provide their full title below under “capacity” and submit evidence satisfactory to the Company of such person’s authority to act.

X

X

(Signature(s) of Holder(s) or Authorized Signatory)

DATED:                                                   , 2010

NAME(S):

(Please Print)

CAPACITY (FULL TITLE):

ADDRESS (INCLUDING ZIP CODE):

AREA CODE AND TELEPHONE NUMBER:

Form W-9 (Rev. October 2007) Department of the Treasury Internal Revenue Service	Request for Taxpayer Identification Number and Certification	Give form to the requester. Do not send to the IRS.

Print or type See Specific Instructions on page 2.	Name (as shown on your income tax return)
Business name, if different from above

Check appropriate box:    ☐    Individual/Sole proprietor        ☐    Corporation        ☐     Partnership

☐    Limited liability company. Enter the tax classification (D=disregarded entity, C=corporation, P=partnership) ▶……

☐    Other (see instructions)

☐ Exempt payee
	Address (number, street, and apt. or suite no.)	Requester’s name and address (optional)
City, state, and ZIP code
List account number(s) here (optional)

Part I	Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on Line 1 to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 3.

Note. If the account is in more than one name, see the chart on page 4 for guidelines on whose number to enter.

Social security number

or

Employer identification number

Part II	Certification

Under penalties of perjury, I certify that:

1.     The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2.     I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.     I am a U.S. citizen or other U.S. person (defined below).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN. See the instructions on page 4.

Sign Here	Signature of U.S. person ▶	Date ▶

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Purpose of Form

A person who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners’ share of effectively connected income.

Note. If a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

—An individual who is a U.S. citizen or U.S. resident alien,

—A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States,

—An estate (other than a foreign estate), or

—A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax on any foreign partners’ share of income from such business. Further, in certain cases where a Form W-9 has not been received, a partnership is required to presume that a partner is a foreign person, and pay the withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid withholding on your share of partnership income.

The person who gives Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States is in the following cases:

—The U.S. owner of a disregarded entity and not the entity,

Cat. No. 10231X	Form W-9 (Rev. 10-2007)

Form W-9 (Rev. 10-2007)	Page 2

—  The U.S. grantor or other owner of a grantor trust and not the trust, and

—  The U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person, do not use Form W-9. Instead, use the appropriate Form W-8 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate completed Form W-8.

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 28% of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See the instructions below and the separate Instructions for the Requester of Form W-9.

Also see Special rules for partnerships on page 1.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Name

If you are an individual, you must generally enter the name shown on your income tax return. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.

Sole proprietor. Enter your individual name as shown on your income tax return on the “Name” line. You may enter your business, trade, or “doing business as (DBA)” name on the “Business name” line.

Limited liability company (LLC). Check the “Limited liability company” box only and enter the appropriate code for the tax classification (“D” for disregarded entity, “C” for corporation, “P” for partnership) in the space provided.

For a single-member LLC (including a foreign LLC with a domestic owner) that is disregarded as an entity separate from its owner under Regulations section 301.7701-3, enter the owner’s name on the “Name” line. Enter the LLC’s name on the “Business name” line.

For an LLC classified as a partnership or a corporation, enter the LLC’s name on the “Name” line and any business, trade, or DBA name on the “Business name” line.

Other entities. Enter your business name as shown on required federal tax documents on the “Name” line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the “Business name” line.

Note. You are requested to check the appropriate box for your status (individual/sole proprietor, corporation, etc.).

Exempt Payee

If you are exempt from backup withholding, enter your name as described above and check the appropriate box for your status, then check the “Exempt payee” box in the line following the business name, sign and date the form.

Form W-9 (Rev. 10-2007)	Page 3

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.

Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

The following payees are exempt from backup withholding:

1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2),

2. The United States or any of its agencies or instrumentalities,

3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities,

4. A foreign government or any of its political subdivisions, agencies, or instrumentalities, or

5. An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

6. A corporation,

7. A foreign central bank of issue,

8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States,

9. A futures commission merchant registered with the Commodity Futures Trading Commission,

10. A real estate investment trust,

11. An entity registered at all times during the tax year under the Investment Company Act of 1940,

12. A common trust fund operated by a bank under section 584(a),

13. A financial institution,

14. A middleman known in the investment community as a nominee or custodian, or

15. A trust exempt from tax under section 664 or described in section 4947.

The chart below shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 15.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 9
Broker transactions	Exempt payees 1 through 13. Also, a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker
Barter exchange transactions and patronage dividends	Exempt payees 1 through 5
Payments over $600 required to be reported and direct sales over $5,000 [1]	Generally, exempt payees 1 through 7 [2]

1 See Form 1099-MISC, Miscellaneous Income, and its instructions.

2 However, the following payments made to a corporation (including gross proceeds paid to an attorney under section 6045(f), even if the attorney is a corporation) and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees, and payments for services paid by a federal executive agency.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-member LLC that is disregarded as an entity separate from its owner (see Limited liability company (LLC) on page 2), enter the owner’s SSN (or EIN, if the owner has one). Do not enter the disregarded entity’s EIN. If the LLC is classified as a corporation or partnership, enter the entity’s EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.ssa.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 4, and 5 below indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). Exempt payees, see Exempt Payee on page 2.

Signature requirements. Complete the certification as indicated in 1 through 5 below.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

Form W-9 (Rev. 10-2007)	Page 4

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester
	For this type of account:	Give name and SSN of:
1.	Individual	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account [1]
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor [2]
4.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee [1]
	b. So-called trust account that is not a legal or valid trust under state law	The actual owner [1]
5.	Sole proprietorship or disregarded entity owned by an individual	The owner [3]
	For this type of account:	Give name and EIN of:
6.	Disregarded entity not owned by an individual	The owner
7.	A valid trust, estate, or pension trust	Legal entity [4]
8.	Corporate or LLC electing corporate status on Form 8832	The corporation
9.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
10.	Partnership or multi-member LLC	The partnership
11.	A broker or registered nominee	The broker or nominee
12.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

[1]	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

[2]	Circle the minor’s name and furnish the minor’s SSN.
[3]

You must show your individual name and you may also enter your business or “DBA” name on the second name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4]

List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships on page 1.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records from Identity Theft

Identity theft occurs when someone uses your personal information such as your name, social security number (SSN), or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

—	Protect your SSN,

—	Ensure your employer is protecting your SSN, and

—	Be careful when choosing a tax preparer.

Call the IRS at 1-800-829-1040 if you think your identity has been used inappropriately for tax purposes.

Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS personal property to the Treasury Inspector General for Tax Administration at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: spam@uce.gov or contact them at www.consumer.gov/idtheft or 1-877-IDTHEFT(438-4338).

Visit the IRS website at www.irs.gov to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia, and U.S. possessions to carry out their tax laws. We may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism.

You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.